SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 3, 2004

                              Scantek Medical, Inc.
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             (Exact name of registrant as specified in its charter)


             Delaware                000-27592              84-1090126
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  (State or other jurisdiction      (Commission           (IRS Employer
         of incorporation)          File Number)        Identification No.)


                  4B WING DRIVE, CEDAR KNOLLS, NEW JERSEY  07927
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (973) 401-0434


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

         Scantek Medical, Inc. ("Scantek") entered into an Agreement dated as of the 3rd day of December 2004 with Life Medical Technologies, Inc. ("Life
Medical")  pursuant  to  which  Life  Medical,  subject  to  certain  terms  and conditions, would have received an option to distribute BreastCare(TM)/BreastAlert(TM) Differential Temperature Sensor/Breast Abnormality Indicator device in the United States. Almost immediately after the execution of the Agreement, the parties determined to modify the Agreement and re-commenced negotiations. Negotiations with respect to the modifications to the Agreement are still in progress. As part of the transaction, Life Medical (i) loaned Scantek $250,000 (the "Loan") which Loan is due on June 5, 2006 and bears interest at a rate of 8% per annum and (ii) gave Scantek $100,000 to be used towards the completion of a clinical study.

         On January 25, 2005, Scantek issued a press release announcing the foregoing.


Item 9.01 Financial Statement and Exhibits.

Exhibit 99.1-Scantek press release dated January 25, 2005.



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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Scantek Medical, Inc.

                                                a Delaware corporation



Date:  January 26, 2005                         By: /s/ Zsigmond Sagi
                                                    --------------------
                                                    Dr. Zsigmond Sagi, President



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